UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MANNKIND CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MANNKIND CORPORATION

28903 North Avenue Paine

Valencia, CA 91355

(661) 775-5300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 22, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MannKind Corporation, a Delaware corporation (“MannKind”). The meeting will be held on Thursday, May 22, 2014 at 10:00 a.m. local time at the principal offices of MannKind at 28903 North Avenue Paine, Valencia, California 91355 for the following purposes:

1. To elect the seven nominees named herein as directors to serve for the ensuing year and until their successors are elected;

2. To approve, on an advisory basis, the compensation of the named executive officers of MannKind, as disclosed in MannKind’s proxy statement for the Annual Meeting;

3. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of MannKind for its fiscal year ending December 31, 2014; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the Annual Meeting is March 21, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

David Thomson

Vice President, General Counsel and Secretary

Valencia, California

April 11, 2014

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote by proxy pursuant to the instructions set forth herein as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

MANNKIND CORPORATION

28903 North Avenue Paine

Valencia, California 91355

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 22, 2014

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive these proxy materials or a notice regarding the availability of proxy materials on the internet?

We have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of MannKind Corporation (sometimes referred to as, “we,” “us,” the “Company” or “MannKind”) is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the internet. Our stockholders of record have also received a printed set of the proxy materials along with the Notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

These proxy materials and the Notice were first mailed to our stockholders of record entitled to vote at the Annual Meeting on or about April 11, 2014.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 21, 2014 will be entitled to vote at the Annual Meeting. On this record date, there were 385,850,758 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 21, 2014 your shares were registered directly in your name with MannKind’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy pursuant to the instructions set forth below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 21, 2014 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

Management is presenting three proposals for stockholder vote.

Proposal 1. Election of Seven Directors

The first proposal to be voted on is the election of the seven nominees named herein as directors for a one-year term. The Board has nominated these seven people as directors. You may find information about these nominees, as well as information about MannKind’s Board of Directors and its committees, director compensation and other related matters beginning on page 6.

You may vote “For” all the nominees, “Withhold” your votes as to all nominees or “Withhold” your votes as to specific nominees.

The Board of Directors unanimously recommends a vote FOR all the director nominees named herein.

Proposal 2. Advisory Vote on Executive Compensation

The second proposal to be voted on is an advisory vote by the stockholders of MannKind regarding the compensation of the Company’s named executive officers as described in this proxy statement, including the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. The Company is seeking the stockholders’ approval, on an advisory basis, of the compensation of the named executive officers. You may find information about this proposal beginning on page 15.

You may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR Proposal 2.

Proposal 3. Ratification of Selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014

The third proposal to be voted on is to ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. It is expected that representatives of Deloitte & Touche LLP will attend the Annual Meeting and be available to make a statement or respond to appropriate questions. You may find information about this proposal beginning on page 17.

You may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR Proposal 3.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Your signed proxy card must be received by 5:00 PM U.S. Eastern time on May 21, 2014 to be counted.

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To vote over the telephone, dial toll-free (866) 437-3716 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 5:00 PM U.S. Eastern time on May 21, 2014 to be counted.

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To vote through the internet, go to http://www.proxypush.com/mnkd to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your vote must be received by 5:00 PM U.S. Eastern time on May 21, 2014 to be counted.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from MannKind. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may be able to vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with the Notice, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 21, 2014.

What if I return a proxy card or otherwise vote by proxy but do not make specific choices?

If you voted by proxy without marking any voting selections, your shares will be voted “For” the election of each of the seven nominees for director listed in Proposal 1, “For” the advisory approval of the executive compensation of the Company’s named executive officers as provided in Proposal 2 and “For” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 as provided in Proposal 3. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice or set of proxy materials?

If you receive more than one Notice or set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions with respect to each Notice to ensure that all of your shares are voted. Similarly, if you are a stockholder of record and you receive more than one set of proxy materials, your shares are registered in more than one name. If you intend to vote by proxy using the proxy cards you receive, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may send a written notice that you are revoking your proxy to MannKind’s Secretary at 28903 North Avenue Paine, Valencia, CA 91355.

•	You may grant another proxy by telephone or through the internet.

•	You may submit another properly completed proxy card with a later date.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy, whether submitted by proxy card, telephone or internet, is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, with respect to the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and with respect to other proposals, “For” and “Against” votes, abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, except with respect to the election of directors, and will have the same effect as “Against” votes. Broker non-votes will have no effect.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name (shares are held by your broker as your nominee), the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If you do not give instructions to your broker, your broker can vote your shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals, election of directors (even if not contested) and executive compensation, including the stockholder advisory votes on executive compensation. Proposals 1 and 2 regarding the election of directors and the advisory vote regarding executive compensation are non-routine matters. Proposal 3 to ratify Deloitte & Touche LLP as our independent registered public accounting firm is a routine matter.

How many votes are needed to approve each proposal?

For the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withhold” will affect the outcome. Only the seven nominees named herein have been properly nominated for election as directors.

To be approved, Proposals 2 and 3 regarding, respectively, approval on an advisory basis of the compensation of the Company’s named executive officers and ratification of the Audit Committee’s selection of the independent registered public accounting firm must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On the record date, there were 385,850,758 shares outstanding and entitled to vote. Thus, 192,925,380 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file no later than May 29, 2014. If final voting results are not available to us in time to file a Form 8-K on or before May 29, 2014, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in MannKind’s proxy material for next year’s annual meeting, your proposal must be submitted in writing by December 12, 2014 to David Thomson, MannKind Corporation, 28903 North Avenue Paine, Valencia, CA 91355. If you wish to submit a proposal that is not to be included in MannKind’s proxy materials or nominate a director, you must do so not later than the close of business on February 21, 2015 nor earlier than the close of business on January 22, 2015. You are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

MannKind’s Board of Directors consists of seven directors. There are seven nominees for director this year, all of whom were nominated by our Board of Directors. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected, or until the director’s death, resignation or removal. All nominees listed below are currently our directors and were previously elected by our stockholders at the 2013 Annual Meeting of Stockholders. It is our policy that directors are invited and expected to attend annual meetings. All directors attended the 2013 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by our Nominating and Corporate Governance Committee. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

NOMINEES

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led our Board of Directors to conclude that each nominee should serve as a member of the Board.

Name	Age	Position Held With the Company
Alfred E. Mann	88	Chairman of the Board of Directors and Chief Executive Officer
Hakan S. Edstrom	64	President, Chief Operating Officer and Director
Ronald J. Consiglio(2)(3)	70	Director
Michael A. Friedman, M.D.(1)(2)	70	Director
Kent Kresa(1)(2)	76	Lead Independent Director
David H. MacCallum(3)	76	Director
Henry L. Nordhoff(1)(3)	72	Director

(1)	Member of the Compensation Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Audit Committee.

Alfred E. Mann has been one of our directors since April 1999, our Chairman of the Board since December 2001 and our Chief Executive Officer since October 2003. He founded and formerly served as Chairman and Chief Executive Officer of MiniMed, Inc., a publicly traded company focused on diabetes therapy and microinfusion drug delivery that was acquired by Medtronic, Inc. in August 2001. Mr. Mann also founded and, from 1972 through 1992, served as Chief Executive Officer of Pacesetter Systems, Inc. and its successor, Siemens Pacesetter, Inc., a manufacturer of cardiac pacemakers, now the Cardiac Rhythm Management Division of St. Jude Medical Corporation. Mr. Mann founded and since 1993, has served as Chairman and until January 2008, as Co-Chief Executive Officer of Advanced Bionics Corporation, a medical device manufacturer focused on neurostimulation to restore hearing to the deaf and to treat chronic pain and other neural deficits, that was acquired by Boston Scientific Corporation in June 2004. In January 2008, the former stockholders of Advanced Bionics Corporation repurchased certain segments from Boston Scientific Corporation and formed Advanced Bionics LLC for cochlear implants and Infusion Systems LLC for infusion pumps. Mr. Mann was non-executive Chairman of both entities. Advanced Bionics LLC was acquired by Sonova Holdings on December 30, 2009. Infusion Systems LLC was acquired by the Alfred E. Mann Foundation in February 2010. Mr. Mann has also founded and is non-executive Chairman of Second Sight Medical Products, Inc., which is developing a visual prosthesis for the blind; Bioness Inc., which is developing rehabilitation neurostimulation systems; Quallion LLC, which produces batteries for medical products and for the military and aerospace industries; and Stellar Microelectronics Inc., a supplier of electronic assemblies to the medical, military and aerospace industries. Mr. Mann also founded and is the managing member of PerQFlo, LLC, which is developing drug delivery systems. Mr. Mann is the managing member of the Alfred E. Mann Foundation and is also non-executive Chairman of Alfred Mann Institutes at the University of Southern California, AMI Purdue and AMI Technion, and the Alfred Mann Foundation for Biomedical Engineering, which is establishing additional institutes at other research universities. Mr. Mann holds bachelor’s and master’s degrees in Physics from the University of California at Los Angeles, honorary doctorates from Johns Hopkins University, the University of Southern California, Western University and the Technion-Israel Institute of Technology and is a member of the National Academy of Engineering. The Board believes that Mr. Mann’s business experience, including his extensive experience as a founder, board member and executive officer of medical device companies, combined with his business acumen and judgment provide our Board with valuable scientific and operational expertise and leadership skills.

Hakan S. Edstrom has been our President and Chief Operating Officer since April 2001 and has served as one of our directors since December 2001. Mr. Edstrom was with Bausch & Lomb, Inc., a health care product company, from January 1998 to April 2001, advancing to the position of Senior Corporate Vice President and President of Bausch & Lomb, Inc. Americas Region. From 1981 to 1997, Mr. Edstrom was with Pharmacia Corporation, where he held various executive positions, including President and Chief Executive Officer of Pharmacia Ophthalmics Inc. Mr. Edstrom was educated in Sweden and holds a master’s degree in Business Administration from the Stockholm School of Economics. The Board believes that Mr. Edstrom’s business experience, including his extensive experience as an executive officer of health care product companies, combined with his business acumen and judgment provide our Board with valuable operational expertise and leadership skills.

Ronald J. Consiglio has been one of our directors since October 2003. Since 1999, Mr. Consiglio has been the managing director of Synergy Trading, a securities-trading partnership. From 1999 to 2001, Mr. Consiglio was Executive Vice President and Chief Financial Officer of Trading Edge, Inc., a national automated bond-trading firm. From January 1993 to 1998 Mr. Consiglio served as Chief Executive Officer of Angeles Mortgage Investment Trust, a publicly traded Real Estate Investment Trust. His prior experience includes serving as Senior Vice President and Chief Financial Officer of Cantor Fitzgerald & Co. and as a member of its board of directors. Mr. Consiglio has served as a member of the board of trustees for the Metropolitan West Funds since 2003. Mr. Consiglio is a certified public accountant and holds a bachelor’s degree in accounting from California State University at Northridge. The Board believes that Mr. Consiglio’s knowledge and understanding of accounting and finance, his experience as a board member and executive officer at financial services firms, combined with his business acumen and judgment provide our Board with valuable accounting, financial and operational expertise and leadership skills.

Michael A. Friedman, M.D. has been one of our directors since December 2003. In 2014, Dr. Friedman completed a decade of service as the President and Chief Executive Officer of the City of Hope National Medical Center. Previously, from September 2001 until April 2003, Dr. Friedman held the position of Senior Vice President of Research and Development, Medical and Public Policy, for Pharmacia Corporation and, from July 1999 until September 2001, was a senior vice president of Searle, a subsidiary of Monsanto Company. From 1995 until June 1999, Dr. Friedman served as Deputy Commissioner for Operations for the Food and Drug Administration, and was Acting Commissioner and Lead Deputy Commissioner from 1997 to 1998. He joined the board of Celgene Corporation in February 2011 and the board of Smith & Nephew plc in April 2013. Dr. Friedman received a bachelor of arts degree, magna cum laude, from Tulane University, New Orleans, Louisiana, and a doctorate in medicine from the University of Texas, Southwestern Medical School. The Board believes Dr. Friedman’s business experience, including his experience as an executive officer at biopharmaceutical companies and a leading clinical and research center specializing in cancer and diabetes, and his service at the Food and Drug Administration, combined with his business acumen and judgment provide our Board with valuable scientific and operational expertise and leadership skills.

Kent Kresa has been one of our directors since June 2004. Mr. Kresa is Chairman Emeritus of Northrop Grumman Corporation, a defense company and from September 1990 until October 2003, he was also its Chairman. He also served as Chief Executive Officer of Northrop Grumman Corporation from January 1990 until March 2003 and as its President from 1987 until September 2001. From 2003 to August 2010, Mr. Kresa served as a director of General Motors Company (or its predecessor). From December 2005 to April 2010, Mr. Kresa served as a director of Avery Dennison Corporation. Mr. Kresa has been a member of the Caltech Board of Trustees since 1994. Mr. Kresa has served on the board of Fluor Corporation since 2003, and he also serves on the boards of several non-profit organizations and universities. As a graduate of Massachusetts Institute of Technology, he received a B.S. in 1959, an M.S. in 1961, and an E.A.A. in 1966, all in aeronautics and astronautics. The Board believes that Mr. Kresa’s business experience, including his experience as a director and executive officer of Northrop Grumman, and his service on other public company boards, combined with his business acumen and judgment provide our Board with valuable operational expertise and leadership skills.

David H. MacCallum has been one of our directors since June 2004. Since 2002, Mr. MacCallum has served as the Managing Partner of Outer Islands Capital, a hedge fund specializing in health care investments. From June 1999 until November 2001, he was Global Head of Health Care investment banking for Salomon Smith Barney, part of Citigroup, a financial institution. Prior to joining Salomon Smith Barney, he was Executive Vice President and Head of the Health Care group at ING Barings Furman Selz LLC, an investment banking firm and subsidiary of ING Group, a Dutch financial institution, from April 1998 to June 1999. Prior to that, Mr. MacCallum formed the Life Sciences group at UBS Securities, an investment banking firm, where he was Managing Director and Global Head of Life Sciences from May 1994 to April 1998. Before joining UBS Securities, he built the health care practice at Hambrecht & Quist, an investment banking firm, where he was Head of Health Care and Co-Head of Investment Banking. From 2005 to October 2010, Mr. MacCallum served as a director of Zymogenetics, Inc. From 2002 to 2008, he served as a director of Vital Signs, Inc. Mr. MacCallum received an A. B. degree from Brown University and an M.B.A. degree from New York University. He is a Chartered Financial Analyst. The Board believes that Mr. MacCallum’s knowledge and understanding of accounting and finance, his business experience in the investment banking industry, combined with his business acumen and judgment provide our Board with valuable accounting, financial and operational expertise and leadership skills.

Henry L. Nordhoff has been one of our directors since March 2005. He has served as a director of BioTime, Inc. since June 2013 and as a director of Asterias Biotherapeutics, Inc. since October 2013. Mr. Nordhoff retired as Chairman of the Board of Gen-Probe Incorporated, a clinical diagnostic and blood screening company, at the end of 2011, after serving as its Chairman since September 2002. He also served as Chief Executive Officer and President of Gen-Probe from July 1994 until May 2009. Prior to joining Gen-Probe, he was President and Chief Executive Officer of TargeTech, Inc., a gene therapy company that was merged into Immune Response Corporation. Prior to that, Mr. Nordhoff was at Pfizer, Inc. in senior positions in Brussels, Seoul, Tokyo and New York. He received a B.A. in international relations and political economy from Johns Hopkins University and an M.B.A. from Columbia University. The Board believes that Mr. Nordhoff’s business experience, including his experience as a director and executive officer at pharmaceutical and biotech companies, combined with his business acumen and judgment provide our Board with valuable operational expertise and leadership skills.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES NAMED ABOVE

CORPORATE GOVERNANCE PRINCIPLES AND BOARD AND COMMITTEE MATTERS

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director or any of his family members and the Company, its senior management and its independent auditors, the Board of Directors affirmatively has determined that all of the Company’s directors other than Mr. Mann and Mr. Edstrom are independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of the directors has a material or other disqualifying relationship with the Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

We are committed to maintaining the highest standards of business conduct and ethics. Our Board of Directors has adopted a Code of Business Conduct and Ethics and adheres to corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The charters for various Board committees set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. Our Board of Directors adopted these measures to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002, as amended. Our Code of Business Conduct and Ethics, as well as the charters for each committee of the Board, may be viewed on our website at www.mannkindcorp.com.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is currently chaired by the Chief Executive Officer, Mr. Mann, who is also our largest stockholder. Our Board of Directors believes that combining the positions of Chief Executive Officer and Chairman of the Board provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. The Company also believes that it is advantageous to have a Chairman of the Board with an extensive history with and knowledge of the Company and is seen by both our partners and investors as providing strong leadership to the Company (as is the case with Mr. Mann). In November 2011, our Board of Directors appointed Mr. Kresa as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board Chair: the lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings in the absence of the Chair, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chair and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to shareholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Board Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, the Company believes that it is advantageous for the Company to combine the positions of Chief Executive Officer and Board Chair.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board of Directors is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Compensation Committee reviews and approves individual and corporate performance goals, advises the Board regarding the adoption, modification, or termination of compensation plans and policies and assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. All three committees operate under written charters adopted by our Board, all of which are available on our website at www.mannkindcorp.com.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company. Below is a description of each committee.

Audit Committee

Our Audit Committee consists of Mr. Consiglio (chair), Mr. MacCallum and Mr. Nordhoff, each of whom is an independent member of our Board of Directors (as determined by our Board based on its annual review of the independence requirement of Audit Committee members provided in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The functions of this committee include, among others:

•	evaluating the independent registered public accounting firm’s qualifications, independence and performance;

•	determining the engagement of the independent registered public accounting firm;

•	approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	reviewing our financial statements;

•	reviewing our critical accounting policies and estimates;

•	discussing with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements; and

•	reviewing and evaluating, at least annually, the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter.

The Board of Directors has determined that Mr. Consiglio qualifies as an “audit committee financial expert,” as that term is defined in applicable SEC rules. In making such determinations, the Board of Directors made a qualitative assessment of Mr. Consiglio’s level of knowledge and experience based on a number of factors, including his formal education and experience. Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee. Our Audit Committee charter can be found on our corporate website at http://www.mannkindcorp.com. The Audit Committee met 10 times during 2013. The report of the Audit Committee is included herein on page 45.

Compensation Committee

Our Compensation Committee consists of Mr. Kresa (chair), Mr. Nordhoff, and Dr. Friedman, each of whom is an independent member of our Board of Directors (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The functions of this committee include, among others:

•

reviewing and recommending policy relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives, and recommending compensation of these officers based on such evaluations;

•	administering our benefit plans and the issuance of stock options and other awards under our stock plans;

•

recommending the type and amount of compensation to be paid or awarded to members of our Board of Directors, including consulting, retainer, meeting, committee and committee chair fees and stock option grants or awards;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The Compensation Committee met five times during 2013.

The processes and procedures of the Compensation Committee with respect to executive compensation are described in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement. Our Compensation Committee charter can be found on our corporate website at http://www.mannkindcorp.com. The report of the Compensation Committee is included herein on page 44.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Friedman (chair), Mr. Consiglio and Mr. Kresa, each of whom is an independent member of our Board of Directors (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The functions of this committee include, among others:

•	planning for succession with respect to the position of CEO and other senior executives;

•	reviewing and recommending nominees for election as directors;

•	assessing the performance of the Board of Directors and monitoring committee evaluations;

•	suggesting, as appropriate, ad-hoc committees of the Board of Directors;

•	developing guidelines for board composition; and

•

reviewing and evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including compliance of the Nominating and Corporate Governance Committee with its charter.

Our Nominating and Corporate Governance Committee charter can be found on our corporate website at http://www.mannkindcorp.com. The Nominating and Corporate Governance Committee did not meet during 2013.

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the discretion to modify these qualifications from time to time.

Evaluating Nominees for Director

The Nominating and Corporate Governance Committee review candidates for director nominees in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers age, skills, and such other factors as it deems appropriate given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nominating and Corporate Governance Committee believe that it is important that directors represent diverse viewpoints.

The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether a candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors must do so by delivering at least 120 days prior to the anniversary date of the mailing of MannKind’s proxy statement for its last annual meeting of stockholders a written recommendation to the Nominating and Corporate

Governance Committee, c/o MannKind Corporation, 28903 North Avenue Paine, Valencia, California 91355, Attn: Corporate Secretary. Each submission must set forth:

•	the name and address of the MannKind stockholder on whose behalf the submission is made;

•	the number of MannKind shares that are owned beneficially by such stockholder as of the date of the submission;

•	the full name of the proposed candidate;

•	a description of the proposed candidate’s business experience for at least the previous five years;

•	complete biographical information for the proposed candidate; and

•	a description of the proposed candidate’s qualifications as a director.

Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected. To date, the Nominating and Corporate Governance Committee has not received a timely nomination of a candidate for election as a director at any annual meeting from a stockholder or stockholders holding more than 5% of our voting stock.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met five times during the last fiscal year. Each director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member.

EXECUTIVE SESSIONS

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may send a written communication to the Board or such director c/o MannKind Corporation, 28903 North Avenue Paine, Valencia, California 91355, Attn: Corporate Secretary. Communications also may be sent by e-mail to the following address board@mannkindcorp.com. Each communication must set forth the name and address of the MannKind stockholder on whose behalf the communication is sent. Each communication will be screened by MannKind’s Corporate Secretary to determine whether it is appropriate for presentation to the Board of Directors or such director. Examples of inappropriate communications include junk mail, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined by the Corporate Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.

The screening procedures have been approved by a majority of the independent directors of the Board. All communications directed to the Audit Committee in accordance with the Company’s Code of Business Conduct and Ethics that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics Policy that applies to our directors and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller), and have posted the text of the policy on our website (www.mannkindcorp.com) in connection with “Investors” materials. In addition, we intend to promptly disclose on our website (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2013, Messrs. Kresa and Nordhoff and Dr. Friedman served on our Compensation Committee. None of Messrs. Kresa or Nordhoff or Dr. Friedman has ever been one of our officers or employees. During 2013, none of our executive officers served as a member of the Board of Directors or Compensation Committee of any other entity that had one or more executive officers who served on our Board of Directors or Compensation Committee.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, the compensation of the Company’s named executive officers as described in the “Compensation Discussion and Analysis” section of this proxy statement (commonly referred to as a “say on pay” proposal). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained on pages 27 to 44 of this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are appropriately designed to attract and retain the individuals needed to support the Company’s business strategy and to compete effectively with pharmaceutical and biotechnology companies while aligning with the long-term interests of the Company’s stockholders

Applying these philosophies, the Board of Directors has set specific compensation goals designed to help the Company achieve our short and long-term business and performance goals. Our executive compensation program emphasizes pay-for-performance. The compensation package for our executive officers includes both cash and equity incentive plans that align an executive’s compensation with our short-term and long-term performance goals and objectives.

The Board of Directors believes that the base salaries of our executive officers should be set at approximately the median base salary levels of executive officers in our competitive market. The annual cash incentive awards under our bonus plan are intended to compensate our executive officers for achieving our annual goals at the corporate level. The goals for the Company are established so that target attainment is not assured. The attainment of payment for performance at or above target levels requires significant effort on the part of our named executive officers. Our named executive officers’ target annual cash incentive awards are expressed as a percentage of base salary and reflects market competitive levels.

Long-term equity incentives are intended to reward executives for growth in shareholder value. In 2013, our long-term equity incentive awards to our named executive officers reflected the grant guidelines we adopted in 2007, and are based on our determination of appropriate and competitive annual award values. The guidelines for executive officers seek to deliver approximately 75% of the award value in stock options and 25% of the award value in restricted stock units. We believe this mix of equity aligns with the interests of stockholders and encourages both stock price growth and retention.

We have limited perquisite benefits (e.g. automobile allowances) for our named executive officers and we currently do not provide any deferred compensation programs or supplemental pensions to any of our named executive officers.

We believe that our pay practices are reasonable and in the best interests of our Company and our stockholders. To that end, we do not use tax gross-ups, guaranteed bonuses, “single-trigger” benefits payable upon a change in control without a corresponding separation from service, or similar pay practices.

At the 2011 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to support the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”

While this advisory vote on executive compensation is non-binding, the Board of Directors and the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, will review the voting results and consider the outcome of the vote when making future compensation decisions for named executive officers.

Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes, the next scheduled say-on-pay vote will be at the 2015 Annual Meeting of Stockholders.

REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

The Board of Directors recommends that you vote in favor of the compensation of the Company’s named executive officers as described in this proxy statement, including the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 2

PROPOSAL 3

RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, or Deloitte, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and has directed management to submit the selection of Deloitte for ratification by the stockholders at the Annual Meeting.

Deloitte has audited the Company’s financial statements since the fiscal year ended December 31, 2000. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. The Board of Directors is seeking such ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Deloitte as our independent registered accounting firm, the Audit Committee of the Board of Directors will consider whether to retain that firm for the year ending December 31, 2014.

A majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 3

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2013 and 2012 by Deloitte, the Company’s principal accountant.

	Fiscal Year Ended December 31,
	2013	2012
Audit Fees(1)	$912,367	$851,001
Audit Related Fees	—	—
Tax Fees(2)	75,021	144,962
All Other Fees(3)	43,163	64,690

Total Fees	$1,030,551	$1,060,653

(1)	Represents the aggregate fees billed for professional services rendered for the audit and/or reviews of our financial statements and in connection with our statutory and regulatory filings or engagements. Also includes fees for services related to compliance under the Sarbanes-Oxley Act of 2002, as amended.
(2)	Represents tax preparation and compliance with various provisions of the Code.
(3)	Represents tax consultation, in terms of the application of various provisions of the Code, and consultation regarding financing transactions and foreign entities.

All fees described above were pre-approved by the Audit Committee.

During the fiscal year ended December 31, 2013, none of the total hours expended on the Company’s financial audit by Deloitte were provided by persons other than Deloitte’s full-time permanent employees.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Deloitte. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other services up to specified amounts. Pre-approval may also be given on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The delegation of pre-approval of services is limited to non-audit services, as set forth in the Audit Committee Charter.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte is compatible with maintaining Deloitte’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 21, 2014 by: (i) each person, entity or group known to the Company to be the beneficial owner of more than 5% of the Company’s common stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table, who we refer to as the named executive officers; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 385,850,758 shares outstanding on March 21, 2014, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 22, 2014, which is 60 days after March 21, 2014. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain of the options in this table are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until the options are fully vested. The address for each person or entity listed in the table is c/o MannKind Corporation, 28903 North Avenue Paine, Valencia, CA 91355.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders
The Mann Group LLC(1)	89,750,000	23.3%
12744 San Fernando Road
Sylmar, CA 91342
Alfred E. Mann Living Trust(2)	47,500,148	12.3%
12744 San Fernando Road
Sylmar, CA 91342

Named Executive Officers and Directors
Alfred E. Mann(3)	153,206,115	39.7%
Matthew J. Pfeffer(4)	779,510	*
Hakan S. Edstrom(5)	2,620,778	*
Juergen A. Martens(6)	740,171	*
David Thomson(7)	613,812	*
Ronald J. Consiglio(8)	138,388	*
Michael A. Friedman(9)	148,388	*
Kent Kresa(10)	189,388	*
David H. MacCallum(11)	142,554	*
Henry L. Nordhoff(12)	130,888	*
All current executive officers and directors as a group (11 persons)(13)	159,430,674	41.3%

*	Less than one percent.
(1)	Alfred E. Mann is the sole member and manager of The Mann Group LLC (“The Mann Group”).
(2)	The Alfred E. Mann Living Trust (the “Trust”) has shared voting and investment power over 6,432,006 of the shares beneficially owned by the Trust, which shares are held by Biomed Partners, LLC and Biomed Partners II, LLC, of which entities the Trust is a 0.1% managing member.

(3)	Includes the shares described in note (2) above. Mr. Mann is the sole member and manager of The Mann Group and is the trustee of the Trust. The Trust is revocable by Mr. Mann. Also includes (i) 10,968 shares held by Mannco LLC, over which Mr. Mann has shared voting and investment power, (ii) 2,398,126 shares held by the AGC Trust, over which Mr. Mann may indirectly have shared voting and investment power, and (iii) 10,601,784 shares held by the CGM Trust, over which Mr. Mann may indirectly have shared voting and investment power. Also includes 2,297,630 shares which Mr. Mann has the right to acquire within 60 days of March 21, 2014 pursuant to the exercise of outstanding options.
(4)	Includes 656,753 shares which Mr. Pfeffer has the right to acquire within 60 days of March 21, 2014 pursuant to the exercise of outstanding options.
(5)	Includes 2,043,268 shares which Mr. Edstrom has the right to acquire within 60 days of March 21, 2014 pursuant to the exercise of outstanding options.
(6)	Includes 641,146 shares which Dr. Martens has the right to acquire within 60 days of March 21, 2014 pursuant to the exercise of outstanding options.
(7)	Includes 530,060 shares which Dr. Thomson has the right to acquire within 60 days of March 21, 2014 pursuant to the exercise of outstanding options.
(8)	Includes 128,388 shares which Mr. Consiglio has the right to acquire within 60 days of March 21, 2014 pursuant to the exercise of outstanding options.
(9)	Includes 138,388 shares which Dr. Friedman has the right to acquire within 60 days of March 21, 2014 pursuant to the exercise of outstanding options.
(10)	Includes 125,888 shares which Mr. Kresa has the right to acquire within 60 days of March 21, 2014 pursuant to the exercise of outstanding options.
(11)	Includes 125,888 shares which Mr. MacCallum has the right to acquire within 60 days of March 21, 2014 pursuant to the exercise of outstanding options.
(12)	Includes 120,888 shares which Mr. Nordhoff has the right to acquire within 60 days of March 21, 2014 pursuant to the exercise of outstanding options.
(13)	Includes the shares described in notes (2) through (12) above and an additional 720,682 shares beneficially owned by our executive officer who is not a named executive officer listed above.

EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth our current executive officers and their ages:

Name	Age	Position(s)
Alfred E. Mann	88	Chairman of the Board of Directors and Chief Executive Officer
Hakan S. Edstrom	64	President, Chief Operating Officer and Director
Matthew J. Pfeffer	56	Corporate Vice President and Chief Financial Officer
Juergen A. Martens, Ph.D.	58	Corporate Vice President, Technical Operations and Chief Technical Officer
Diane M. Palumbo	60	Corporate Vice President, Human Resources
David Thomson, Ph.D., J.D.	47	Corporate Vice President, General Counsel and Secretary

Alfred E. Mann has been one of our directors since April 1999, our Chairman of the Board since December 2001 and our Chief Executive Officer since October 2003. He founded and formerly served as Chairman and Chief Executive Officer of MiniMed, Inc., a publicly traded company focused on diabetes therapy and microinfusion drug delivery that was acquired by Medtronic, Inc. in August 2001. Mr. Mann also founded and, from 1972 through 1992, served as Chief Executive Officer of Pacesetter Systems, Inc. and its successor, Siemens Pacesetter, Inc., a manufacturer of cardiac pacemakers, now the Cardiac Rhythm Management Division of St. Jude Medical Corporation. Mr. Mann founded and since 1993, has served as Chairman and until January 2008, as Co-Chief Executive Officer of Advanced Bionics Corporation, a medical device manufacturer focused on neurostimulation to restore hearing to the deaf and to treat chronic pain and other neural deficits, that was acquired by Boston Scientific Corporation in June 2004. In January 2008, the former stockholders of Advanced Bionics Corporation repurchased certain segments from Boston Scientific Corporation and formed Advanced Bionics LLC for cochlear implants and Infusion Systems LLC for infusion pumps. Mr. Mann was non-executive Chairman of both entities. Advanced Bionics LLC was acquired by Sonova Holdings on December 30, 2009. Infusion Systems LLC was acquired by the Alfred E. Mann Foundation in February 2010. Mr. Mann has also founded and is non-executive Chairman of Second Sight Medical Products, Inc., which is developing a visual prosthesis for the blind; Bioness Inc., which is developing rehabilitation neurostimulation systems; Quallion LLC, which produces batteries for medical products and for the military and aerospace industries; and Stellar Microelectronics Inc., a supplier of electronic assemblies to the medical, military and aerospace industries. Mr. Mann also founded and is the managing member of PerQFlo, LLC, which is developing drug delivery systems. Mr. Mann is the managing member of the Alfred E. Mann Foundation and is also non-executive Chairman of Alfred Mann Institutes at the University of Southern California, AMI Purdue and AMI Technion, and the Alfred Mann Foundation for Biomedical Engineering, which is establishing additional institutes at other research universities. Mr. Mann holds bachelor’s and master’s degrees in Physics from the University of California at Los Angeles, honorary doctorates from Johns Hopkins University, the University of Southern California, Western University and the Technion-Israel Institute of Technology and is a member of the National Academy of Engineering.

Hakan S. Edstrom has been our President and Chief Operating Officer since April 2001 and has served as one of our directors since December 2001. Mr. Edstrom was with Bausch & Lomb, Inc., a health care product company, from January 1998 to April 2001, advancing to the position of Senior Corporate Vice President and President of Bausch & Lomb, Inc. Americas Region. From 1981 to 1997, Mr. Edstrom was with Pharmacia Corporation, where he held various executive positions, including President and Chief Executive Officer of Pharmacia Ophthalmics Inc. Mr. Edstrom was educated in Sweden and holds a master’s degree in Business Administration from the Stockholm School of Economics.

Matthew J. Pfeffer became our Corporate Vice President and Chief Financial Officer in April 2008. Previously, Mr. Pfeffer served as Chief Financial Officer and Senior Vice President of Finance and Administration of VaxGen, Inc. from March 2006 until April 2008, with responsibility for finance, tax, treasury, human resources, IT, purchasing and facilities functions. Prior to VaxGen, Mr. Pfeffer served as Chief Financial

Officer of Cell Genesys, Inc. During his nine year tenure at Cell Genesys, Mr. Pfeffer served as Director of Finance before being named Chief Financial Officer in 1998. Prior to that, Mr. Pfeffer served in a variety of financial management positions at other companies, including roles as Corporate Controller, Manager of Internal Audit and Manager of Financial Reporting. Mr. Pfeffer began his career at Price Waterhouse. Mr. Pfeffer graduated from the University of California, Berkeley and is a Certified Public Accountant.

Juergen A. Martens, Ph.D. has been our Corporate Vice President of Operations and Chief Technology Officer since September 2005. From 2000 to August 2005, he was employed by Nektar Therapeutics, most recently as Vice President of Pharmaceutical Technology Development. Previously, he held technical management positions at Aerojet Fine Chemicals from 1998 to 2000 and at FMC Corporation from 1996 to 1998. From 1987 to 1996, Dr. Martens held a variety of management positions with increased responsibility in R&D, plant management, and business process development at Lonza, in Switzerland and in the United States. Dr. Martens holds a bachelor’s degree in chemical engineering from the Technical College Mannheim/Germany, a bachelor’s and master’s degree in Chemistry and a doctorate in Physical Chemistry from the University of Marburg/Germany.

Diane M. Palumbo has been our Corporate Vice President of Human Resources since November 2004. From July 2003 to November 2004, she was President of her own human resources consulting company. From June 1991 to July 2003, Ms. Palumbo held various positions with Amgen, Inc., a California-based biopharmaceutical company, including Senior Director, Human Resources. In addition, Ms. Palumbo has held Human Resources positions with Unisys and Mitsui Bank Ltd. of Tokyo. In 2011, Ms. Palumbo was appointed to the Southern California Biomedical Board of Directors. Ms. Palumbo holds a master’s degree in Business Administration from St. John’s University, New York and a bachelor’s degree, magna cum laude, also from St. John’s University.

David Thomson, Ph.D., J.D. has been our Corporate Vice President, General Counsel and Corporate Secretary since January 2002. Prior to joining us, he practiced corporate/commercial and securities law at a major Toronto law firm. Earlier in his career, Dr. Thomson was a post-doctoral fellow at the Rockefeller University. Dr. Thomson obtained his bachelor’s degree, master’s degree and Ph.D. degree from Queens University and obtained his J.D. degree from the University of Toronto.

Executive officers serve at the discretion of our Board of Directors. There are no family relationships between any of our directors and executive officers.

COMPENSATION OF DIRECTORS

The discussion under the headings “Fees” and “Options” below summarizes the Company’s non-employee director compensation program as in effect for the year ended December 31, 2013. Beginning in 2013, our non-employee director compensation is governed by the revised director compensation program, discussed below.

Fees

Prior to 2013, each of our non-employee directors received an annual retainer of $25,000 for service on the Board of Directors. Each of our non-employee directors who serves as a committee chair receives, in addition to the annual retainer, an additional retainer of $3,000 per year for his or her service as committee chair and non-chair committee members receive an additional retainer of $2,000 per year; provided, however, the Audit Committee chair’s additional retainer is $8,000 per year and each non-chair Audit Committee member’s additional retainer is $4,000 per year. Each of our non-employee directors also received $2,000 for each meeting of the Board of Directors attended, and $750 for attending each meeting of any committee of the Board of Directors on which he or she serves. In March 2013, pursuant to authority delegated to the Compensation Committee by the Board of Directors, the Compensation Committee adopted the revised director compensation program relating to the compensation of our non-employee directors beginning in 2013. Under the revised director compensation program, each of our non-employee directors receives an annual retainer of $40,000 for service on the Board of Directors. The chair of the Nominating and Corporate Governance Committee receives, in addition to the annual retainer, an additional retainer of $10,000 per year for his or her service as the Nominating and Corporate Governance Committee chair and non-chair Nominating and Corporate Governance Committee members receive an additional retainer of $5,000 per year. The chair of the Compensation Committee receives, in addition to the annual retainer, an additional retainer of $15,000 per year for his or her service as the Compensation Committee chair and non-chair Compensation Committee members receive an additional retainer of $7,500 per year. The chair of the Audit Committee receives, in addition to the annual retainer, an additional retainer of $20,000 per year for his or her service as the Audit Committee chair and non-chair Audit Committee members receive an additional retainer of $10,000 per year. Our non-employee directors no longer receive fees for attending Board or committee meetings under the revised director compensation program. Additionally, under the revised director compensation program, the lead independent director receives an additional annual retainer of $20,000. In the fiscal year ended December 31, 2013, the total cash compensation paid to the five non-employee directors was $90,250. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board of Director meetings in accordance with Company policy.

Non-employee directors have an option to receive their annual retainer in cash or Company stock. If a non-employee director elects to receive his annual retainer in Company stock, two awards of restricted stock units will be granted. One of these awards will consist of that number of shares that equals 100% of the annual retainer, based on the closing price on the day immediately prior to the grant date. This award will vest (i.e., the shares will be delivered) on the earlier to occur of (i) the retirement or removal of the non-employee director from the Board of Directors; (ii) his or her death; or (iii) five years from the grant date. The other award will consist of that number of shares that equals 15% of the annual retainer, based on the same closing price. This award will vest upon the earlier to occur of (i) the retirement or removal of the non-employee director from the Board of Directors, provided that such retirement or removal occurs more than one year after the grant date; (ii) his or her death; or (iii) five years from the grant date.

Non-employee directors who elect not to participate in this program will receive the full annual retainer shortly after the date of the stockholder meeting.

Options

Each non-employee director of the Company also receives stock option grants under the 2013 Equity Plan. Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive equity awards pursuant to the revised director compensation program. Options granted under the 2013 Equity Plan pursuant to the revised director compensation program are intended by the Company not to qualify as incentive stock options under the Code.

Pursuant to the terms of the revised director compensation program, each of our non-employee directors automatically receives on the date of each of our annual stockholder meetings, beginning with the Annual Meeting, an equity award determined by dividing $85,000 by the 20-day trailing average closing price of the Company’s common stock reported on Nasdaq as of the trading day immediately preceding the date of the applicable annual meeting of stockholders (the “Total Award”). An amount equal to 1/3 of the Total Award rounded up to the nearest 100 shares is in the form of a restricted stock unit, and an amount equal 2/3 of the Total Award rounded up to the nearest 100 shares is in the form of a stock option at an exercise price equal to 100% of fair market value of the Company’s common stock on the date of grant; provided, however, that a maximum of 150,000 shares of our common stock may be granted to any one non-employee director during any one calendar year pursuant to stock awards.

Each such annual equity award shall vest in 36 equal monthly installments commencing one month from the date of grant; provided that, with respect to any such equity award that is granted prior to the date of approval by the U.S. Food and Drug Administration (FDA) of a New Drug Application submitted by the Company for AFREZZA (the “FDA Approval Date”), no vesting shall occur until the FDA Approval Date, at which time any portion of such award that would have been vested as of such date absent this proviso will immediately vest. However, if a non-employee director has not been serving as a non-employee director for the entire period beginning from the preceding annual stockholders meeting, then the number of shares subject to such annual equity award shall be reduced proportionately for each full quarter prior to the date of such annual equity award during which such person did not serve as a non-employee director.

In addition, each person who is elected or appointed for the first time to be a non-employee director of the Company will automatically receive, on the date of his or her initial election or appointment to the Board of Directors, an option to purchase 30,000 shares of the Company’s common stock as an initial grant. All initial grant options vest in equal annual installments over three years. No other options are provided for under revised director compensation program.

The exercise price of options granted pursuant to the revised director compensation program cannot be less than 100% of the fair market value of the common stock subject to the option on the date of the option grant. Acceptable consideration for the purchase of the Company’s common stock upon exercise of options granted pursuant to the revised director compensation program will be determined by the Board of Directors and may include cash or common stock previously owned by the optionee or may be paid through a broker assisted exercise or net exercise feature. An optionee whose service relationship with the Company or any of our affiliates, whether as a non-employee director or subsequently as an employee, director or consultant to either the Company or one of our affiliates, ceases for any reason may exercise options for the term provided in the option agreement to the extent the options were exercisable on the date of termination. The term of options granted pursuant to the revised director compensation program is 10 years.

The following table sets forth information concerning director compensation received for the fiscal year ended December 31, 2013 by our non-employee directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Restricted Stock Awards ($)(2)	Total ($)
Ronald J. Consiglio	7,000	38,862	126,026	171,888
Michael A. Friedman, M.D.	63,000	38,862	43,840	145,702
Kent Kresa	5,500	38,862	144,994	189,356
David H. MacCallum	7,000	38,862	107,066	152,928
Henry L. Nordhoff	8,500	38,862	116,546	163,908

(1)	These amounts reflect the grant date fair value of all option grants to non-employee directors in 2013, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718 (“ASC 718”). Reference Note 12 “Stock award plans” in the notes to our financial statements for the period ended December 31, 2013, included in Part IV of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 3, 2014, which identifies the assumptions made in the valuation of option awards in accordance with ASC 718. All non-employee directors received a stock option to purchase 12,700 shares of our common stock upon re-election to the Board of Directors on May 23, 2013. Options granted to these non-employee directors vest monthly over a period of three years. The exercise price per share represents the fair market value of our common stock on the date of each grant (based on the closing sales price reported on the Nasdaq Global Market on the date of grant). We have no consulting agreements with any of our directors pursuant to which stock awards were issued. As of December 31, 2013, our non-employee directors had option grants outstanding to purchase 731,000 shares of our common stock as follows: Ronald J. Consiglio, 154,700 shares; Michael A. Friedman, M.D. 154,700 shares; Kent Kresa, 142,200 shares; David H. MacCallum, 142,200 shares; and Henry L. Nordhoff, 137,200 shares.
(2)

These amounts reflect the grant date fair value of all restricted stock awards to non-employee directors in 2013, as calculated in accordance with ASC 718. Reference Note 12 “Stock award plans” in the notes to our financial statements for the period ended December 31, 2013, included in Part IV of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 3, 2014, which identifies the assumptions made in the valuation of option awards in accordance with ASC 718. Restricted stock awards granted to non-employee directors vest annually over a period of three years. As of December 31, 2013, our non-employee directors had restricted stock grants outstanding to receive 188,785 shares of our common stock as follows: Ronald J. Consiglio, 47,739 shares; Michael A. Friedman, M.D. 6,400 shares; Kent Kresa, 50,508 shares; David H. MacCallum, 44,971 shares; and Henry L. Nordhoff, 39,167 shares. For 2013, Dr. Friedman elected to receive his annual retainer in cash.

Revised Non-Employee Director Compensation Program

In March 2013, pursuant to authority delegated to the Compensation Committee by the Board of Directors, the Compensation Committee adopted the revised director compensation program relating to the compensation of our non-employee directors beginning in 2013. Under the revised director compensation program, each of our non-employee directors receives an annual retainer of $40,000 for service on the Board of Directors. The chair of the Nominating and Corporate Governance Committee receives, in addition to the annual retainer, an additional retainer of $10,000 per year for his or her service as the Nominating and Corporate Governance Committee chair and non-chair Nominating and Corporate Governance Committee members receive an additional retainer of $5,000 per year. The chair of the Compensation Committee receives, in addition to the annual retainer, an additional retainer of $15,000 per year for his or her service as the Compensation Committee chair and non-chair Compensation Committee members receive an additional retainer of $7,500 per year. The chair of the Audit Committee receives, in addition to the annual retainer, an additional retainer of $20,000 per year for his or her service as the Audit Committee chair and non-chair Audit Committee members receive an additional retainer of $10,000 per year. Our non-employee directors no longer receive fees for attending Board or committee meetings under the revised director compensation program. Additionally, under the revised director compensation program, the lead independent director receives an annual retainer of $20,000.

The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board of Directors meetings in accordance with Company policy.

Non-employee directors have an option to receive their annual retainer in cash or Company stock. If a non-employee director elects to receive his annual retainer in Company stock, two awards of restricted stock units will be granted. One of these awards will consist of that number of shares that equals 100% of the annual retainer, based on the closing price on the day immediately prior to the grant date. This award will vest (i.e., the shares will be delivered) on the earlier to occur of (i) the retirement or removal of the non-employee director from the Board of Directors; (ii) his or her death; or (iii) five years from the grant date. The other award will consist of that number of shares that equals 15% of the annual retainer, based on the same closing price. This award will vest upon the earlier to occur of (i) the retirement or removal of the non-employee director from the Board of Directors, provided that such retirement or removal occurs more than one year after the grant date; (ii) his or her death; or (iii) five years from the grant date. Non-employee directors who elect not to participate in this program will receive the full annual retainer shortly after the date of the stockholder meeting.

Each non-employee director of the Company will also receive annual equity awards under the 2013 Equity Plan pursuant to the revised director compensation program. Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive equity awards pursuant to the revised director compensation program. Options granted under the 2013 Equity Plan pursuant to the revised director compensation program are intended by the Company not to qualify as incentive stock options under the Code.

Pursuant to the terms of the revised director compensation program, each of our non-employee directors automatically receives on the date of each of our annual stockholder meetings, beginning with the Annual Meeting, an equity award determined by dividing $85,000 by the 20-day trailing average closing price of the Company’s common stock reported on Nasdaq as of the trading day immediately preceding the date of the applicable annual meeting of stockholders (the “Total Award”). An amount equal to 1/3 of the Total Award rounded up to the nearest 100 shares is in the form of a restricted stock unit, and an amount equal 2/3 of the Total Award rounded up to the nearest 100 shares is in the form of a stock option at an exercise price equal to 100% of fair market value of the Company’s common stock on the date of grant; provided, however, that a maximum of 150,000 shares of our common stock may be granted to any one non-employee director during any one calendar year pursuant to stock awards.

Each such annual equity award shall vest in 36 equal monthly installments commencing one month from the date of grant; provided that, with respect to any such equity award that is granted prior to the date of approval by the U.S. Food and Drug Administration (FDA) of a New Drug Application submitted by the Company for AFREZZA (the “FDA Approval Date”), no vesting shall occur until the FDA Approval Date, at which time any portion of such award that would have been vested as of such date absent this proviso will immediately vest. However, if a non-employee director has not been serving as a non-employee director for the entire period beginning from the preceding annual stockholders meeting, then the number of shares subject to such annual equity award shall be reduced proportionately for each full quarter prior to the date of such annual equity award during which such person did not serve as a non-employee director.

In addition, each person who is elected or appointed for the first time to be a non-employee director of the Company will automatically receive, on the date of his or her initial election or appointment to the Board of Directors, an option to purchase 30,000 shares of the Company’s common stock as an initial grant. All initial grant options vest in equal annual installments over three years. No other options are provided for under revised director compensation program.

The exercise price of options granted pursuant to the revised director compensation program cannot be less than 100% of the fair market value of the common stock subject to the option on the date of the option grant. Acceptable consideration for the purchase of the Company’s common stock upon exercise of options granted pursuant to the revised director compensation program will be determined by the Board of Directors and may include cash or common stock previously owned by the optionee or may be paid through a broker assisted exercise or net exercise feature. An optionee whose service relationship with the Company or any of our affiliates, whether as a non-employee director or subsequently as an employee, director or consultant to either the Company or one of our affiliates, ceases for any reason may exercise options for the term provided in the option agreement to the extent the options were exercisable on the date of termination. The term of options granted pursuant to the revised director compensation program is 10 years.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

We are pleased to present our report on executive compensation. The report’s objective is to assist our stockholders in understanding the objectives and procedures used by the Compensation Committee of our Board of Directors in establishing its recommendations to the Board of Directors regarding the compensation of our executive officers.

MannKind Corporation is a biopharmaceutical company focused on the discovery, development and commercialization of therapeutic products for diseases such as diabetes. Our compensation program is designed to attract and retain the individuals needed to support our business strategy and to allow us to compete effectively with pharmaceutical and biotechnology companies.

The Compensation Committee is responsible for establishing and administering our policies governing the compensation for our executive officers. The Compensation Committee is composed entirely of independent directors within the meaning of the applicable SEC and Nasdaq rules. Hakan Edstrom, our President and Chief Operating Officer, is not a member of the Compensation Committee, but he regularly attends Compensation Committee meetings in order to provide valuable insight and guidance to the Compensation Committee. Similarly, Alfred Mann, our Chief Executive Officer, is not a member of the Compensation Committee, but he periodically attends Compensation Committee meetings for the same purpose. The Compensation Committee’s responsibilities and duties are outlined in detail in the Compensation Committee charter, which is available on our website at www.mannkindcorp.com. A primary responsibility of the Compensation Committee is to make recommendations regarding the compensation for our executive officers, including the determination and confirmation of annual corporate goal achievement for purposes of awarding bonuses, to the full Board of Directors for its approval. The Compensation Committee engages outside consulting firms to assist in developing compensation levels and practices and to provide external market data. The Compensation Committee engaged Mercer LLC to benchmark the compensation levels of eight executive positions relative to a group of peer companies for fiscal year 2013 compensation. The Compensation Committee conducted an independence assessment with respect to Mercer’s role in recommending or determining the amount and form of executive compensation for fiscal year ended December 31, 2013. In conducting this assessment, the Compensation Committee considered the following factors: whether Mercer provided any other services to the Company; the amount of fees received by Mercer from the Company during 2013 as a percentage of Mercer’s total revenues for the 12 months ended December 31, 2013; the policies and procedures of Mercer that are designed to prevent conflicts of interest; any business or personal relationship of the individual compensation consultant employed by Mercer who worked directly with the Compensation Committee or with a member of the Compensation Committee; any stock of the Company owned by the individual compensation consultant employed by Mercer who worked directly with the Compensation Committee; and any business or personal relationship of the individual compensation consultant employed by Mercer who worked directly with the Compensation Committee, or of Mercer, with any of our executive officers. After conducting this assessment, the Compensation Committee concluded that Mercer’s role in recommending or determining the amount and form of execution compensation for the fiscal year ended December 31, 2013 did not raise any conflict of interest.

The Compensation Committee meets outside the presence of our Chief Executive Officer and Chief Operating Officer in order to consider the appropriate compensation for our Chief Executive Officer. Although our Chief Executive Officer, or CEO, is a significant shareholder of the Company, (i) the Compensation Committee consists solely of independent board members, (ii) the Compensation Committee relies on compensation data provided by Mercer in setting CEO compensation, (iii) the Compensation Committee meets without the CEO in setting his compensation, and (iv) the CEO does not maintain personal or business relationships (including any interlocking relationships) with any of the Compensation Committee members (outside of their relationship within the Company) that would impair the Compensation Committee members’ ability to remain independent and assess the CEO’s compensation without any conflict of interest . Thus, the determination of the CEO compensation is made without undue influence from the CEO. Further, because the

CEO acquired a significant portion of his stock ownership by purchasing shares at fair market value, the Compensation Committee determined that it was not appropriate to reduce the CEO’s compensation due to his stock ownership when deciding his compensation. Rather, the Compensation Committee focused on the CEO’s time commitments and overall contributions to the Company when setting his compensation. The Compensation Committee meets outside the presence of our Chief Operating Officer in order to consider the appropriate compensation for our Chief Operating Officer. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer and Chief Operating Officer. The annual performance reviews of our executive officers are considered by the Compensation Committee when making decisions regarding base salary, targets for and payments under our bonus plan and grants of equity incentive awards. When making recommendations regarding individual executive officers, the Compensation Committee considers the importance of the position to us, the past compensation history of the executive officer and the contributions made by the individual in the past and the contributions we expect the executive officer to make in the future towards the success of our business.

Compensation Philosophy and Objectives

The Compensation Committee oversees our executive compensation within the context of a compensation philosophy. This philosophy is to provide compensation and benefits programs designed to attract, motivate, and retain a high caliber workforce that enables us to compete with companies in the pharmaceutical and biotechnology industries and to reward individual and corporate performance.

We believe that a well-designed compensation program for our executive officers should:

•	align the goals of the executive officer with the goals of the stockholders;

•	recognize individual initiative, effort and achievement;

•	provide total compensation that enables us to compete with companies in the pharmaceutical and biotechnology industries; and

•	align compensation with our short-term and long-term corporate objectives and strategy, focusing executive officer behavior on the fulfillment of those objectives.

In keeping with this philosophy, our executive compensation program is designed to achieve the following objectives:

•	attract talented and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	retain executives and employees who are instrumental in accomplishing our corporate objectives;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

•

provide a competitive compensation package which is weighted towards pay-for-performance, and in which total compensation is primarily determined by the Company’s and the individual’s achievement of results;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	foster a shared commitment among executives by aligning the Company’s and their individual goals; and

•	compensate our executives to manage our business to meet our long-term objectives.

Competitive Market Assessment

The Compensation Committee periodically reviews competitive market data to determine if our compensation levels remain at targeted levels and our pay practices are appropriate. These assessments include a review of base salary, annual incentives, and long-term incentives. These components are evaluated against a group of peer companies as well as industry specific and general published survey compensation data. Specifically, we utilized the Radford Global Life Sciences Executive Survey, the SIRS Executive Compensation Survey and the Kenexa CompAnalyst Executive Survey. For the past five years, the Compensation Committee has engaged Mercer to benchmark the compensation levels of eight executive positions relative to a group of peer companies.

Peer Group

In the past, we have developed a peer group for benchmarking purposes, by considering companies in a similar industry and of a similar size in terms of revenue and number of employees. Typically, our peer group was selected to consist equally of (i) companies with zero revenue, (ii) companies with revenue between $0 and $1 billion and (iii) companies with revenue between $1 billion and $4 billion. All companies are either biotechnology or pharmaceutical companies. Companies were selected with various revenue sizes because we are recruiting from and competing for executive with companies that are generating revenue.

For 2013 executive compensation, we updated the peer group to remove four larger companies (revenues of $651M, $ 2.8B, $4.8B and $5.5B) and replaced them with four smaller companies (revenues of $5M, $217M, $290M and $447M). As a result, the new peer group has five companies with virtually no revenue, two with less than $100M in revenue, four with revenue between $200M and $450M and only one with revenue between $1B and $1.5B. The Compensation Committee made these changes to the peer group because it believed that these changes help it better assess market comparisons for executive talent. The resulting peer group consists of the following companies:

Arena Pharmaceuticals Inc.	Cephalon Inc.
Amylin Pharmaceuticals, Inc.	Geron Corporation
Biogen Idec Inc.	Lexicon Pharmaceuticals Inc.
Biomarin Pharmaceutical Inc.	Life Technologies, Inc.
Celgene Corporation	Nektar Therapeutics
Cell Therapeutics, Inc.	Theravance, Inc.

Market Positioning

The Compensation Committee reviews executive compensation at least annually, establishes competitive compensation levels and designs the compensation program to provide pay commensurate with individual and corporate performance. With support from Mercer, we have positioned total compensation levels for executives at the 60th percentile of our peer group on the basis that we believe this target to be an appropriate level of compensation to attract and retain qualified and capable executives. However, compensation may fall above or below this level under a range of circumstances, such as individual performance, tenure with the Company or retention concerns. We supplement the peer group data with the survey data described above.

We believe our executive compensation packages are reasonable when considering our business strategy, the revenue potential of our business, our compensation philosophy and the competitive market pay data.

In addition to the factors listed above, we also consider, among other things:

•	our business need for the executive officer’s skills;

•	the contributions that the executive officer has made or we believe will make to our success;

•	the transferability of the executive officer’s managerial skills to other potential employers; and

•	the relevance of the executive officer’s experience to other potential employers, particularly in the pharmaceutical and biotechnology industries.

Pay-for-Performance

Our executive compensation program emphasizes pay-for-performance. As described below, it is premature for our short term and long term incentive plans to be tied to financial metrics; accordingly, the metrics are designed to encourage our progress through the FDA approval process and our ability to obtain a partnership and to develop a candidate for commercialization. The compensation package for our executive officers includes both cash and equity incentive plans that align an executive’s compensation with our short-term and long-term performance goals and objectives.

The annual cash incentive awards under our bonus plan are intended to compensate our executive officers for achieving our annual goals at the corporate level and for achieving individual annual performance objectives. The goals for our company and individual measures are established so that target attainment is not assured. The attainment of payment for performance at or above target levels requires significant effort on the part of our executives. Long-term equity incentives are intended to reward executives for growth in shareholder value. As described below, our compensation guidelines for executive officers seek to deliver approximately 75% of the award value in stock options and 25% of the award value in restricted stock units. We believe this mix of equity along with our performance-based bonus plan, places a significant portion of our executive compensation at risk, encouraging corporate performance and stock price growth. Additional details of the plan are described below under “Bonus Plan” and “Long-Term Incentives.”

Consideration of Say-on-Pay Results

At our 2013 Annual Meeting of Stockholders, 95.9% of the votes cast on the proposal approved, on an advisory basis, the compensation of our named executive officers. The Compensation Committee considered this result and, in light of this support and the continuing success of our compensation programs, the Compensation Committee did not implement significant changes to our executive compensation program during 2013.

COMPENSATION COMPONENTS

In order to provide a total compensation package that is tied to stockholder value creation and the achievement of strategic corporate goals, our executive compensation package is comprised of several components. These components are designed to work together to create a balanced approach to compensation, rewarding both short-term and long-term performance and fostering sufficient retentive effect to secure the services of our executive officers while we execute on our plans. Currently, our compensation structure for executive officers includes a combination of base salary, bonus, stock options and restricted stock awards, 401(k), medical and other benefits, severance and change in control and other post termination provisions. Each component is described in further detail below.

Base Salary

Base salaries are designed to provide compensation for day-to-day management of the Company assuming satisfactory levels of performance. This component is designed to provide consistent and steady cash flow for the executive and represents only a portion of total compensation. Salary levels are based primarily upon the competitive market for the executive officers’ services. Base salaries for our executives are intended to fall at the median of the competitive market. Individual performance, responsibility, and the importance of each role in our organization can also impact base salary levels.

Bonus Plan

The annual cash incentive awards under our bonus plan are intended to compensate our executive officers for achieving our annual goals at the corporate level. For 2013, the corporate goals were based on achievement of certain operational goals. Because we are still in the process of developing our proprietary products and have not yet brought any such products to market, the use of traditional performance standards, such as profit levels and return on equity, are not appropriate in our evaluation of executive officer performance.

Each eligible position, including the executive officers, is assigned a target bonus opportunity expressed as a percentage of base salary, which reflects market competitive levels. Target bonus opportunities are generally positioned at the 50th percentile of the market. For Mr. Mann, the target bonus opportunity for 2013 was 60% of base salary. The target bonuses for the other named executive officers for 2013 were as follows: Mr. Edstrom, 60%; Mr. Pfeffer, 50%; Dr. Martens, 50%; and Dr. Thomson, 50%. Payments of target bonuses are not guaranteed and are subject to funding and corporate and individual performance.

Our bonus plan is funded based on the achievement of overall corporate goals, based on a careful review by the Compensation Committee of the accomplishments of the Company during the previous year. For 2013, the annual incentive awards of our named executive officers were determined solely by performance against corporate objectives.

For 2013, there were three corporate objectives, as follows:

•	Complete AFREZZA® Phase 3 clinical trials and release top-line results;

•	Resubmit the AFREZZA® New Drug Application; and

•	Arrange financing to support clinical and other activities leading to approval of AFREZZA®

The Compensation Committee determined that the Company achieved the corporate objectives at a 102% level of achievement for 2013. Accordingly, for 2013, each of the named executive officers received a bonus payment representing 102% of his target award in March 2014.

Long-Term Incentives

In order to provide a significant retention incentive and to ensure a strong link to the long-term interests of stockholders, we provide a portion of our total compensation in the form of equity compensation — specifically, stock options and restricted stock units. Executive officers, as well as all full-time employees, are eligible to receive awards. The Company has developed guidelines which target the annual long term incentive award at 200% of base salary for the CEO and COO and at 80% of base salary for the other named executive officers. The intended award value is then split between stock options and restricted stock units. The guidelines for executive officers seek to deliver approximately 75% of the award value in stock options and 25% of the award value in restricted stock units. We believe this mix of equity aligns with the interests of stockholders and encourages both stock price growth and employee retention. The majority of equity compensation is delivered in stock options, which have no intrinsic value unless the stock price appreciates. Awards of restricted stock units foster equity ownership and encourage retention. Restricted stock units also require fewer shares than an equivalent grant value in stock options. We target equity compensation at the median of the competitive market. The awards are made at the discretion of the Compensation Committee, after taking into consideration the grant guidelines. Equity awards are granted under our 2013 Equity Incentive Plan, or 2013 Plan, which is administered by the Compensation Committee pursuant to a delegation of concurrent authority by our Board of Directors.

Our policy with regard to the timing of grants of equity compensation is to issue equity awards in the form of options and restricted stock units in connection with an employee’s hire date or promotion date as well as in connection with an annual grant of equity awards that generally occurs in August of each year. All employee grants are approved by the Compensation Committee at its regularly scheduled quarterly meeting with the grant date on or after the approval date. The timing of grant dates is not based on any favorable or unfavorable non-public information anticipated to be disclosed at a later date. All stock option awards are granted with an exercise price equal to the closing sale price of our common stock on the Nasdaq Global Market on the date of grant.

Stock options typically vest over a four-year period, with a one-year cliff for 25% of the award and 1/48 of the award vesting monthly thereafter. Options expire ten years from the date of grant. Awards of restricted stock units vest 25% per year over four years. The vesting of all awards ceases when an employee is no longer providing continuous service to us.

Other Benefits

We provide a competitive benefits package to all full-time employees, which includes health and welfare benefits, such as medical, dental, vision care, life insurance benefits, and a 401(k) savings plan. Executives, including the named executive officers, receive additional benefits, including executive medical reimbursement insurance, additional life insurance, as well as short-term and long-term disability insurance.

In 2013, our executive officers, other than Mr. Edstrom and Mr. Mann, also received an automobile allowance of $1,200 per month. Mr. Edstrom received an automobile allowance of $1,600 per month. Mr. Mann received no automobile allowance in 2013. We have no other structured perquisite benefits (e.g. club memberships or financial planning services) for any executive officer, including the named executive officers, and we currently do not provide any deferred compensation programs or supplemental pensions to any executive officer, including the named executive officers.

Employee Stock Purchase Plan

In order to encourage stock ownership and provide greater incentives to contribute to our success at all levels, we provide all employees, including executive officers, the ability to purchase our common stock at a discount under our Employee Stock Purchase Plan. The Employee Stock Purchase Plan is designed to comply with Section 423 of the Code and provides all employees with the opportunity to purchase up to $25,000 of common stock annually at a purchase price that is the lower of 85% of the fair market value of the common stock on either the date of purchase or the commencement of the offering period. The executives’ rights under the Employee Stock Purchase Plan are identical to those of all other employees.

Severance Provisions

We have entered into severance agreements with our executives, including each of the named executive officers other than Mr. Mann, in order to ensure that we have the continued dedication of these executives and in order to provide them with reasonable compensation and benefit arrangements in the event of termination of their employment. We believe that it is imperative to diminish any distraction of our executives arising from the personal uncertainty and insecurity that arises in the absence of any assurance of job security, thereby allowing executives to focus on corporate objectives and strategy. The terms of these agreements and amounts that may be realized are detailed under the heading “Potential Payments Upon Termination or Change of Control.”

Change of Control Provisions

We have entered into change of control agreements with our executives, including each of the named executive officers other than Mr. Mann, in order to ensure that we have the continued dedication of these executives and in order to provide them with reasonable compensation and benefit arrangements in the event of termination of their employment following a change of control. We believe that it is imperative to diminish any distraction of our executives arising from the personal uncertainty and insecurity that arises in the absence of any assurance of job security, thereby allowing executives to focus on corporate objectives and strategy. The terms of these agreements and amounts that may be realized are detailed under the heading “Potential Payments Upon Termination or Change of Control.”

SUMMARY COMPENSATION TABLE

The following table includes information concerning compensation received for the fiscal years ended December 31, 2013, 2012 and 2011, by our named executive officers:

Name and Principal Position	Year	Salary ($)(1)	Restricted Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)

Alfred E. Mann	2013	824,000	1,629,160	2,658,000	479,074	22,436	(5)	5,612,670
Chief Executive Officer and Chairman of the Board of Directors	2012	823,646	208,800	1,198,486	—	30,166		2,261,098
	2011	800,555	410,430	1,153,406	300,000	2,654		2,667,045

Matthew J. Pfeffer	2013	440,846	2,204,510	1,579,500	224,832	34,493	(6)	4,484,181
Corporate Vice President and Chief Financial Officer	2012	412,108	39,440	334,731	123,462	29,757		939,497
	2011	392,863	99,870	275,561	117,692	25,721		911,707

Hakan S. Edstrom	2013	718,850	3,779,755	2,460,825	439,936	26,378	(7)	7,425,744
President, Chief Operating Officer and Director	2012	689,896	190,240	1,136,928	258,498	25,990		2,301,552
	2011	669,786	388,740	1,072,906	250,962	24,428		2,406,822

Juergen A. Martens, Ph.D.	2013	459,144	2,216,290	2,078,400	257,580	23,293	(8)	5,034,707
Corporate Vice President, Chief Technical Officer	2012	437,829	46,400	354,738	131,178	23,021		993,166
	2011	414,594	124,840	349,476	124,212	25,543		1,038,665

David Thomson, Ph.D., J.D.	2013	387,440	2,204,510	1,579,500	197,594	30,941	(9)	4,399,988
Corporate Vice President, General Counsel and Secretary	2012	371,508	40,600	339,348	111,282	29,313		892,052
	2011	352,094	98,665	272,502	105,462	23,350		852,073

(1)	Includes amounts earned but deferred at the election of the named executive officer, such as salary deferrals under our 401(k) Plan established under Section 401(k) of the Code.
(2)	Restricted stock awards are valued based on the market price of the stock on the grant date. Reference Note 12 “Stock award plans” in the notes to our financial statements for the period ended December 31, 2013, included in Part IV, Item 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 3, 2014, which identifies the assumptions made in the valuation of equity awards in accordance with ASC 718.
(3)	Non-equity incentive plan compensation is based on individual performance in the achievement of corporate objectives. Performance is compared to these objectives annually. For 2013, the amounts represent what was earned by each of the named executive officers for the year which was paid in March 2014. For 2012, Mr. Mann voluntarily declined his 2012 earned bonus payment.
(4)	Amounts include employer contributions credited under our 401(k) Plan and the incremental cost of perquisites received by the named executive officers. Under the 401(k) Plan, which is open to substantially all of our employees, we make matching contributions based on each participant’s voluntary salary deferrals, subject to the provisions of the 401(k) Plan and limits of the Code.
(5)	Amount is $22,436 in medical benefits.
(6)	Includes $13,846 in auto allowance, $15,617 in medical benefits, $400 in airline club membership fees and $4,629 in contributions under the 401(k) Plan.
(7)	Includes $18,369 in auto allowance, $2,110 in medical benefits, $850 in airline club membership fees and $5,049 in contributions under the 401(k) Plan.
(8)	Includes $13,846 in auto allowance, $5,050 in medical benefits, $1,025 in airline club membership fees and $3,371 in contributions under the 401(k) Plan.
(9)	Includes $13,846 in auto allowance, $16,645 in medical benefits and $450 in airline club membership fees.

GRANTS OF PLAN-BASED AWARDS

We grant options and restricted stock units to our employees, including the named executive officers, under the 2013 Plan, and prior to its adoption in May 2013 we granted options and restricted stock units to our employees, including our named executive officers, under our 2004 Equity Incentive Plan, or 2004 Plan. All options granted to our named executive officers are nonstatutory stock options that do not qualify as incentive stock options within the meaning of Section 422 of the Code. As of December 31, 2013, 16,792,784 options and 6,949,202 restricted stock units were outstanding under the 2004 Plan, 6,754,325 options and 2,166,619 restricted stock units were outstanding under the 2013 Plan and an additional 13,590,564 shares of common stock were available for issuance under the 2013 Plan. Options generally expire ten years from date of grant.

The exercise price per share of each option granted to our named executive officers was equal to the fair market value on the date of the grant. The exercise price is payable in cash, shares of our common stock previously owned by the optionee or pursuant to the net exercise of the option.

2004 Equity Incentive Plan.

Our Board of Directors adopted and our stockholders approved the 2004 Plan, effective July 2004. The terms of the equity awards granted under the 2004 plan, including vesting requirements, were determined by our Board of Directors, subject to the provisions of the 2004 Plan. Following the adoption of the 2013 Plan in May 2013, no additional awards have been or will be granted under the 2004 Plan, and all awards granted under the 2004 Plan that are repurchased, forfeited, expire or are cancelled become available for grant under the 2013 Plan in accordance with its terms. However, all stock options granted under the 2004 Plan continue to be governed by the terms of the 2004 Plan.

2013 Equity Incentive Plan

Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2013 Plan. Our Board of Directors has delegated concurrent authority to administer the 2013 Plan to the Compensation Committee, but may, at any time, revert in itself some or all of the power previously delegated to the Compensation Committee. Our Board of Directors or its authorized committee is referred to herein as the “Plan Administrator.”

Stock options vest at the rate specified by the Plan Administrator and may have a term up to a maximum of ten years or, in some cases, five years. Unless the terms of an optionee’s stock option agreement provide otherwise, if an optionee’s service terminates for any reason other than disability, death, retirement or cause, the optionee may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the stock option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionee’s service terminates due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. If the cessation of service is due to retirement, the optionee may generally exercise any vested options for a period of 24 months. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Plan Administrator or a duly authorized officer. Additionally, an optionholder may, with the approval of the Plan Administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the optionholder’s death.

Transactions. In the event of a transaction (as defined in the 2013 Plan and described below), the Board of Directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the Board of Directors at the time of grant:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the Board of Directors may consider appropriate; and

•

make a payment, in such form as may be determined by the Board of Directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (B) any exercise price payable in connection with such exercise.

The Board of Directors is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board of Directors may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the 2013 Plan, a transaction will be deemed to occur in the event of a corporate transaction or a change in control. A corporate transaction generally means the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

A change of control generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; (iv) the complete dissolution or liquidation of the Company; or (v) when a majority of the board of directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the board members or their approved successors.

Change in Control. Under the 2013 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as may be provided in the stock award agreement or other written agreement with the participant. In the absence of such provision, no such acceleration will occur.

The following table summarizes the equity awards granted to the named executive officers during the fiscal year ended December 31, 2013.

Grants of Plan-Based Awards in Fiscal 2013(1)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Options Awards Options ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Alfred E. Mann	5/23/2013	200,000	(2)				1,370,000
	5/23/2013			600,000	(4)	$6.85	1,830,000
	8/22/2013	44,000	(3)				259,160
	8/22/2013			200,000	(5)	$5.89	828,000

Matthew J. Pfeffer	3/7/2013	400,000	(2)				1,124,000
	5/23/2013	150,000	(2)				1,027,500
	5/23/2013			450,000	(4)	$6.85	1,372,500
	8/22/2013	9,000	(3)				53,010
	8/22/2013			50,000	(5)	$5.89	207,000

Hakan S. Edstrom	3/7/2013	800,000	(2)				2,248,000
	5/23/2013	187,500	(2)				1,284,375
	5/23/2013			562,500	(4)	$6.85	1,715,625
	8/22/2013	42,000	(3)				247,380
	8/22/2013			180,000	(5)	$5.89	745,200

Juergen A. Martens, Ph.D.	3/7/2013	400,000	(2)				1,124,000
	5/23/2013	150,000	(2)				1,027,500
	5/23/2013			600,000	(4)	$6.85	1,830,000
	8/22/2013	11,000	(3)				64,790
	8/22/2013			60,000	(5)	$5.89	248,400

David Thomson, Ph.D., J.D.	3/7/2013	400,000	(2)				1,124,000
	5/23/2013	150,000	(2)				1,027,500
	5/23/2013			450,000	(4)	$6.85	1,372,500
	8/22/2013	9,000	(3)				53,010
	8/22/2013			50,000	(5)	$5.89	207,000

(1)	With the exception of the March 7, 2013 grants, which were granted under the 2004 Plan, all equity awards were granted under the 2013 Plan.
(2)	The shares subject to these restricted stock units will vest upon our achievement of certain regulatory and business development milestones related to AFREZZA. Reference Note 12 “Stock award plans” in the notes to our financial statements for the period ended December 31, 2013, included in Part IV, Item 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 3, 2014, which identifies the assumptions made in the valuation of equity awards in accordance with ASC 718.
(3)	The shares subject to these restricted stock units vest annually over a four-year period.
(4)	The shares subject to these options will vest upon our achievement of specified regulatory and business development milestones related to AFREZZA. The expiration date of these stock options is May 22, 2023. Reference Note 12 “Stock award plans” in the notes to our financial statements for the period ended December 31, 2013, included in Part IV, Item 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 3, 2014, which identifies the assumptions made in the valuation of equity awards in accordance with ASC 718.
(5)	The shares subject to these options have exercise prices equal to the fair market value of our common stock on the date of grant and vest over a four-year period with a one-year 25% cliff vesting and monthly thereafter over the following three years. These options expire ten years from the date of grant. Vesting ceases should the executive officer no longer provide continuous service to us.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2013 granted to each of our named executive officers.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Alfred E. Mann	80,300	(1)	—				9.22	8/15/2017
	430,000	(2)	—				3.89	8/13/2018
	160,000	(3)	—				7.48	8/19/2019
	179,164	(4)	35,836	(4)			5.93	8/19/2020	11,525	(8)	59,930
	216,400	(5)	—				3.80	3/2/2021
	218,748	(6)	156,252	(6)			2.41	8/17/2021	42,500	(12)	221,000
	375,000	(13)	125,000	(13)	350,000	(16)	1.69	5/17/2022
	138,332	(9)	276,668	(9)			2.32	8/16/2022	67,500	(14)	351,000
					480,000	(20)	6.85	5/23/2023				160,000	(23)	832,000
	—		200,000	(21)			5.89	8/22/2023	44,000	(22)	228,800

Matthew J. Pfeffer	20,300	(7)	—				2.23	4/28/2018
					60,000	(15)	2.86	4/28/2018				24,000	(17)	124,800
	40,000	(2)	—				3.89	8/13/2018
	43,000	(3)	—				7.48	8/19/2019
	51,666	(4)	10,334	(4)			5.93	8/19/2020	3,250	(8)	16,900
	61,900	(5)	—				3.80	3/2/2021
	42,874	(6)	30,626	(6)			2.41	8/17/2021	8,500	(12)	44,200
	150,000	(13)	50,000	(13)	140,000	(16)	1.69	5/17/2022
	23,999	(9)	48,001	(9)			2.32	8/16/2022	12,750	(14)	66,300	320,000	(24)	1,664,000
					360,000	(20)	6.85	5/23/2023				120,000	(23)	624,000
	—		50,000	(21)			5.89	8/22/2023	9,000	(22)	46,800

Hakan S. Edstrom	330,000	(2)	—				3.89	8/13/2018
	150,000	(3)	—				7.48	8/19/2019
	174,998	(4)	35,002	(4)			5.93	8/19/2020	10,675	(8)	55,510
	216,400	(5)	—				3.80	3/2/2021
	189,581	(6)	135,419	(6)			2.41	8/17/2021	38,000	(12)	197,600
	375,000	(13)	125,000	(13)	350,000	(16)	1.69	5/17/2022
	124,999	(9)	250,001	(9)			2.32	8/16/2022	61,500	(14)	319,800	640,000	(24)	3,328,000
					450,000	(20)	6.85	5/23/2023				150,000	(23)	780,000
	—		180,000	(21)			5.89	8/22/2023	42,000	(22)	218,400

Juergen A. Martens, Ph.D.	100,000	(2)	—				3.89	8/13/2018				24,000	(18)	124,800
	43,000	(3)	—				7.48	8/19/2019				48,000	(19)	249,600
	58,332	(4)	11,668	(4)			5.93	8/19/2020	3,675	(8)	19,110
	61,900	(5)	—				3.80	3/2/2021
	13,333	(11)	6,667	(11)			4.03	6/2/2021	2,500	(10)	13,000
	29,582	(6)	35,418	(6)			2.41	8/17/2021	9,500	(12)	49,400
	150,000	(13)	50,000	(13)	140,000	(16)	1.69	5/17/2022
	28,333	(9)	56,667	(9)			2.32	8/16/2022	15,000	(14)	78,000	320,000	(24)	1,664,000
					480,000	(20)	6.85	5/23/2023				120,000	(23)	624,000
	—		60,000	(21)			5.89	8/22/2023	11,000	(22)	57,200

David Thomson, Ph.D., J.D	85,000	(2)	—				3.89	8/13/2018				24,000	(18)	124,800
	43,000	(3)	—				7.48	8/19/2019				48,000	(19)	249,600
	51,666	(4)	10,334	(4)			5.93	8/19/2020	3,250	(8)	16,900
	61,900	(5)	—				3.80	3/2/2021
	41,766	(6)	29,834	(6)			2.41	8/17/2021	8,250	(12)	42,900
	—		50,000	(13)	140,000	(16)	1.69	5/17/2022
	24,999	(9)	50,001	(9)			2.32	8/16/2022	13,125	(14)	68,250	320,000	(24)	1,664,000
					360,000	(20)	6.85	5/23/2023				120,000	(23)	624,000
	—		50,000	(21)			5.89	8/22/2023	9,000	(22)	46,800

(1)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 15, 2007.

(2)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 13, 2008.
(3)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 19, 2009.
(4)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 19, 2010.
(5)	25% vesting on the anniversary of the vesting determination date and 25% each anniversary thereafter; being fully vested on the second anniversary of the vesting determination date. The vesting commencement date is March 3, 2011.
(6)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 18, 2011.
(7)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is April 28, 2008.
(8)	Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting determination date; shares shall fully vest on the fourth year anniversary of the vesting determination date. The vesting commencement date is August 19, 2010.
(9)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 16, 2012.
(10)	Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting determination date and 25% each anniversary thereafter; shares shall fully vest on the fourth year anniversary of the vesting determination date. The vesting commencement date is June 2, 2011.
(11)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is June 2, 2011.
(12)	Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting determination date; shares shall fully vest on the fourth year anniversary of the vesting determination date. The vesting commencement date is August 18, 2011.
(13)	25% vesting on the anniversary of four vesting determination dates over two years; being fully vested on the second year anniversary of the vesting determination date. The vesting commencement date is May 17, 2012.
(14)	Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting determination date; shares shall fully vest on the fourth year anniversary of the vesting determination date. The vesting commencement date is August 16, 2012.
(15)	Performance based non-qualified option grant on April 28, 2008, which shall vest upon the achievement of certain corporate objectives.
(16)	Performance based non-qualified option grant on May 17, 2012, which shall vest upon the achievement of certain corporate objectives.
(17)	Performance based restricted stock unit grant on April 28, 2008, which shall vest upon the achievement of certain corporate objectives.
(18)	Performance based restricted stock unit grant on September 27, 2007, which shall vest upon the achievement of certain corporate objectives.
(19)	Performance based restricted stock unit grant on August 6, 2008, which shall vest upon the achievement of certain corporate objectives.
(20)	Performance based non-qualified option grant on May 23, 2013, which shall vest upon the achievement of certain corporate objectives.
(21)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 22, 2013.
(22)	Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting determination date; shares shall fully vest on the fourth year anniversary of the vesting determination date. The vesting commencement date is August 22, 2013.
(23)	Performance based restricted stock unit grant on May 23, 2013, which shall vest upon the achievement of certain corporate objectives.
(24)	Performance based restricted stock unit grant on March 7, 2013, which shall vest upon the achievement of certain corporate objectives.

OPTION EXERCISES AND STOCK VESTED

The following table contains information relating to the exercise of options and vesting of stock by the named executive officers during the fiscal year ended December 31, 2013.

Option Exercises and Stock Vested in Fiscal 2013

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alfred E. Mann	—	—	92,325	467,083
Matthew J. Pfeffer	10,000	51,400	22,500	109,110
Hakan S. Edstrom	—	—	86,725	433,031
Juergen A. Martens, Ph.D.	20,000	62,208	25,425	124,252
David Thomson, Ph.D., J.D	150,000	496,500	22,500	109,219

(1)	Stock awards acquired on vesting represent restricted stock awards that vest annually over a four-year period.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Estimated Potential Payments

The table below sets forth the estimated current value of payments and benefits to each of the named executive officers upon termination or change of control. The amounts shown assume that the triggering event occurred on December 31, 2013 and do not include other benefits earned during the term of the named executive officer’s employment that are available to all salaried employees, such as accrued vacation and benefits paid by insurance providers under life and disability policies.

		Triggering Event
		Termination ($)	Change in Control ($)(5)
Alfred E. Mann(1)	Lump sum cash severance payment	—	—
	Continuing health and welfare benefits	—	—
	Value of extending exercisability term of stock options	—	—
	Intrinsic value of accelerated unvested stock options	—	—

	Total	—	—

Matthew J. Pfeffer	Lump sum cash severance payment	816,598	894,262
	Continuing health and welfare benefits(2)	38,012	38,012
	Value of extending exercisability term of stock options(3)	290,217	—
	Intrinsic value of accelerated unvested stock options(4)	—	479,186

	Total	1,144,827	1,411,460

Hakan S. Edstrom	Lump sum cash severance payment	1,394,740	1,552,973
	Continuing health and welfare benefits(2)	25,909	25,909
	Value of extending exercisability term of stock options(3)	934,459	—
	Intrinsic value of accelerated unvested stock options(4)	—	1,872,820

	Total	2,355,108	3,451,702

Juergen A. Martens, Ph.D.	Lump sum cash severance payment	859,706	945,201
	Continuing health and welfare benefits(2)	34,068	34,068
	Value of extending exercisability term of stock options(3)	373,240	—
	Intrinsic value of accelerated unvested stock options(4)	—	395,400

	Total	1,267,014	1,374,669

David Thomson, Ph.D., J.D.	Lump sum cash severance payment	719,273	788,329
	Continuing health and welfare benefits(2)	47,868	47,868
	Value of extending exercisability term of stock options(3)	305,387	—
	Intrinsic value of accelerated unvested stock options(4)	—	360,696

	Total	1,072,528	1,196,893

(1)	We have entered into severance and change of control agreements with our executives, including each of the named executive officers other than Mr. Mann. Accordingly, there are no potential payments to Mr. Mann upon termination or change of control.
(2)	Represents the estimated cost of providing or paying for continuing medical and dental coverage for 18 months. The amounts for medical and dental insurance coverage are based on rates charged to our employees for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA.
(3)	Represents the fair value of the stock options held by the named executive officer that would be exercisable for a period ending on the earlier of 18 months following the triggering event or the end of the original term of the option.

(4)	Per SEC rules, the intrinsic value of accelerated unvested stock options shown in the table above was calculated using the closing price of our common stock of $5.20 on December 31, 2013. The intrinsic value is the aggregate spread between $5.20 and the exercise price of the accelerated options, if less than $5.20. Accelerated options with exercise prices equal or greater than $5.20 have no intrinsic value. Each of the named executive officer also has an extended exercise period ending on the earlier of 18 months following the triggering event or the end of the original term of the option. There is no fair value calculated for this extended exercise period.
(5)	Represents estimated current value of payments and benefits payable upon termination without cause or resignation for good reason following a change of control. The terms of change of control agreements with our named executive officers are detailed under the heading “Change of Control Agreements” below.

Executive Severance Agreements

We have entered into executive severance agreements with Messrs. Edstrom and Pfeffer, Drs. Martens and Thomson, and Ms. Palumbo. Each agreement is for a period of two years and will be automatically renewed for additional one-year periods unless either party gives notice to terminate the agreement at least 90 days prior to the end of its initial term or any subsequent term.

The agreements provide that each executive is an “at will” employee and that his or her employment with us may be terminated at any time by the employee or us. Under the agreements, in the event we terminate an executive’s employment without cause (as defined below) or the employee terminates his or her employment with us for good reason (as defined below), the employee is generally entitled to receive the following:

•	the portion of the employee’s annual base salary earned through the termination date that was not paid prior to his or her termination, if any;

•

on the condition the employee executes a general release and settlement agreement, or release, in favor of us, the employee’s annual base salary on the date of termination for a period of 18 months following his or her termination, subject to certain limitations;

•

on the condition the employee executes a release, an amount equal to the average annual bonus received by the employee for the three years prior to his termination (or the prior period up to three years during which the employee was one of our executive officers and received a bonus);

•

in the event the employee met the performance criteria for earning an annual bonus prior to his or her termination, a portion of the annual bonus earned for the year based on the number of days worked during the year;

•	any compensation previously deferred by the employee and any accrued paid time-off that the employee is entitled to under our policy; and

•

on the condition the employee executes a release, health insurance and, under certain circumstances, life, disability and other insurance benefits for a period expiring on the earlier of 18 months following his or her termination or until he qualifies for related benefits from another employer.

In addition, the executive severance agreements provide that, on the condition the employee executes a release, each vested stock option held by the employee on the date of termination will be exercisable for a period ending on the earlier of 18 months following that date or the end of the original term of the option.

Under the agreements, an employee may be terminated for cause if he or she, among other things:

•	refuses to carry out or satisfactorily perform any of his lawful duties or any lawful instruction of our Board of Directors or senior management;

•	violates any local, state or federal law involving the commission of a crime other than a minor traffic offense;

•	is grossly negligent, engages in willful misconduct or breaches a fiduciary obligation to us;

•	engages in any act that materially compromises his or her reputation or ability to represent us with investors, customers or the public; or

•	reaches a mandatory retirement age established by us.

Under the agreements, good reason includes, among other things:

•	a reduction of the executive’s annual base salary to a level below his or her salary as of October 10, 2007 (April 21, 2008 in the case of Mr. Pfeffer);

•	a material diminution in the executive’s position, authority, duties or responsibilities with us, subject to certain limitations;

•	an order by us to relocate the executive to an office located more than 50 miles from the executive’s current residence and worksite;

•

any non-renewal of the executive severance agreement by us, on the condition that the executive may terminate the agreement for good reason only during the 30-day period after he or she receives notice from us that we intend to terminate the agreement; and

•	any material violation of the executive severance agreement by us.

Under the agreements, an employee must inform us if he intends to terminate his or her agreement for good reason. We have 30 days from the date we receive notice of the employee’s intent to terminate the agreement for good reason to cure the default.

Change of Control Agreements

We have entered into change of control agreements with Messrs. Edstrom and Pfeffer, Drs. Martens and Thomson, and Ms. Palumbo. Each agreement is for a period of two years and will be automatically renewed for additional one-year periods unless either party gives notice to terminate the agreement at least 90 days prior to the end of its initial term or any subsequent term.

Under the agreements, a change of control will be deemed to occur upon:

•

any transaction that results in a person or group acquiring beneficial ownership of 50% or more of our voting stock, other than us, one of our employee benefit plans, Mr. Mann or any other entity in which Mr. Mann holds a majority of the beneficial interests;

•

any merger, consolidation or reorganization of us in which our stockholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity following the transaction, subject to certain limitations;

•	any transaction in which we sell all or substantially all of our assets, subject to certain limitations;

•	our liquidation; or

•	any reorganization of our Board of Directors in which our incumbent directors (as defined in the agreements) cease for any reason to constitute a majority of the members of our Board.

The agreements provide that in the event of a change of control, the employee is generally entitled to maintain the same position, authority and responsibilities held before the change of control, as well as the following compensation and benefits during the period ending on the earlier of 24 months following the change of control or the termination of his or her employment with us:

•	his or her annual base salary in an amount equal or greater to his or her annual salary as of the date the change of control occurs;

•

an annual bonus in an amount equal to the average annual bonus received by him or her for the three years prior to his or her termination (or the prior period up to three years during which he was one of our executive officers and received a bonus);

•	medical, dental and other insurance, and any other benefits we may offer to our executives; and

•	prompt reimbursement for all reasonable employment expenses incurred by him or her in accordance with our policies and procedures.

Under the change of control agreements, we may terminate an executive with or without cause (as defined below) and the executive may terminate his or her employment with us for good reason (as defined below) or any reason at any time during the 2-year period following a change of control. In the event we terminate an executive without cause or an executive terminates his or her employment with us for good reason, he or she is generally entitled to receive the following:

•	the portion of his or her annual base salary earned through the termination date that was not paid prior to his termination, if any;

•

on the condition the employee executes a release, continuation of the employee’s annual base salary on the date of termination for a period of 18 months following his or her termination, subject to certain limitations;

•

on the condition the employee executes a release, an amount equal to 150% of his or her average annual bonus received by the employee for the three years prior to his or her termination (or the prior period up to three years during which the employee was one of our executive officers and received a bonus);

•

in the event the employee met the performance criteria for earning an annual bonus prior to his or her termination, a portion of the annual bonus earned for the year based on the number of days worked during the year;

•

in the event that the employee did not meet the performance criteria for earning an annual bonus prior to his or her termination, but the Board determines that all such criteria could have been satisfied if the employee remained employed for the full fiscal year, then a portion of his or her average annual bonus for the three years prior to his or her termination, based on the number of days worked during the year;

•	any compensation previously deferred by the employee and any accrued paid time-off that the employee is entitled to under our policy; and

•

on the condition the employee executes a release, health insurance and, under certain circumstances, life, disability and other insurance benefits for a period expiring on the earlier of 18 months following his or her termination or until he qualifies for related benefits from another employer.

In addition, the agreements provide that, on the condition the employee executes a release, each option to purchase shares of our common stock held by him or her as of the termination date will become fully vested and exercisable at any point during the term of the option, subject to certain limitations.

Under the agreements, in the event we terminate an employee with cause or an employee terminates his or her employment with us without good reason, his or her agreement will terminate without any further obligation to either party.

The change of control agreements provide that an employee may be terminated for cause if he or she, among other things:

•	refuses to carry out or satisfactorily perform any of his or her lawful duties or any lawful instruction of our Board of Directors or senior management;

•	violates any local, state or federal law involving the commission of a crime other than a minor traffic offense;

•	is grossly negligent, engages in willful misconduct or breaches a fiduciary obligation to us;

•	engages in any act that materially compromises his reputation or ability to represent us with investors, customers or the public; or

•	reaches a mandatory retirement age established by us before a change of control occurs.

Under the agreements, good reason includes, among other things:

•

a failure by us to make all compensation payments and provide all insurance and related benefits to the employee required under the agreement during his or her employment following a change of control, subject to certain limitations;

•	a material diminution in the employee’s position, authority, duties or responsibilities with us;

•	an order by us to relocate the employee to an office located more than 50 miles from the employee’s current residence and worksite;

•

any non-renewal of the change of control agreement by us, on the condition that the employee may terminate the agreement for good reason only during the 30-day period after he receives notice from us that we intend to terminate the agreement; and

•	any material violation of the change of control agreement by us.

Under the change of control agreements, an employee must inform us if he or she intends to terminate his or her agreement for good reason. We have 30 days from the date we receive notice of the employee’s intent to terminate the agreement for good reason to cure the default.

The executive and change of control agreements provide that in the event an executive becomes entitled to benefits under both agreements, compensation payments and other benefits will be coordinated to ensure the executive is entitled to receive the benefits described above without duplicating coverage.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2013.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (#)(c)
Equity compensation plans approved by security holders (1)	53,060,001	2.88	16,269,571
Equity compensation plans not approved by security holders (2)	—	—	—

(1)	Includes 13,590,564 shares available for issuance under the 2013 Plan and 2,679,007shares available for purchase under our Employee Stock Purchase Plan. On the first day of each calendar year, for a period of ten years beginning on January 1, 2005, the share reserve under our Employee Stock Purchase Plan will automatically increase by the lesser of 700,000 shares or 1% of the total number of shares of our common stock outstanding on that date, or by an amount to be determined by our Board of Directors. On January 1, 2013, the available shares for purchase under our Employee Stock Purchase Plan was increased by 700,000 shares.
(2)	As of December 31, 2013, we did not have any equity compensation plans that were not approved by our security holders.

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filing of MannKind under the Securities Act or the Exchange Act, except to the extent MannKind specifically incorporates this report by reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Compensation Committee

Kent Kresa, Compensation Committee Chairman

Michael A. Friedman, Compensation Committee Member

Henry L. Nordhoff, Compensation Committee Member

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of MannKind under the Securities Act or the Exchange Act, except to the extent MannKind specifically incorporates this report by reference.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte & Touche LLP the written disclosures and the letter describing all relationships between MannKind and its independent auditors that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed Deloitte’s independence with Deloitte.

The Audit Committee discussed and reviewed with Deloitte the matters required to be discussed by generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380, as adopted by the PCAOB in Rule 3200T. In addition, with and without management present, the Audit Committee discussed and reviewed MannKind’s financial statements and the results of Deloitte’s audit of MannKind’s financial statements. Based upon the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of MannKind’s financial statements, the representations of MannKind’s management and the independent auditors’ report to the Audit Committee, the Audit Committee recommended to the Board of Directors that MannKind include the audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

The Audit Committee Charter provides that one duty of the Audit Committee is to determine whether to retain or to terminate MannKind’s existing auditors or to appoint and engage new auditors for the ensuing year. In performing that duty, the Audit Committee evaluated the performance of Deloitte in performing the examination of MannKind’s financial statements for the fiscal year ended December 31, 2013, and engaged Deloitte as MannKind’s independent auditors for the fiscal year ending December 31, 2014.

Audit Committee

Ronald J. Consiglio, Audit Committee Chair

David H. MacCallum, Audit Committee Member

Henry L. Nordhoff, Audit Committee Member

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons beneficially holding more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Our executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Specific due dates for these reports have been established and we are required to identify those persons who failed to timely file these reports. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our directors and officers that no other reports were required, during the fiscal year ended December 31, 2013, all of our directors, officers and greater than 10% stockholders complied with the Section 16(a) filing requirements.

CERTAIN TRANSACTIONS

The following is a description of transactions or series of transactions since January 1, 2013 to which we have been a party, in which the amount involved in the transaction or series of transactions exceeded $120,000, and in which any of our directors, executive officers or persons who we knew held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements, which are described under “Management.” We believe that the terms of the transactions described below were comparable to, or more favorable than, terms available in arm’s length transactions. In accordance with its charter, our Audit Committee approves or ratifies any related party transaction as required by Nasdaq rules.

TRANSACTIONS WITH THE MANN GROUP

On October 31, 2013, we amended our Amended and Restated Promissory Note dated October 18, 2012 (the “Note”) with The Mann Group, a greater than 5% stockholder which is controlled by our Chairman of the Board and Chief Executive Officer, to, among other things, extend the maturity date of the Note to January 5, 2020, extend the date through which we can borrow under the Note to December 31, 2019, increase the aggregate borrowing amount under the Note from $350.0 million to $370.0 million and to provide that repayments or cancellations of principal under the Note will not be available for re-borrowing. In addition, in connection with The Mann Group’s exercise of warrants issued on December 21, 2012 to purchase 30,000,000 shares of our common stock (“The Mann Group Warrants”) at an exercise price of $2.60 per share, we and The Mann Group agreed to cancel $78.0 million of outstanding principal indebtedness under the Note and to capitalize into principal the approximately $7.9 million of accrued interest that became due and payable upon cancellation of such principal indebtedness.

Since January 1, 2013, we have borrowed an aggregate of $7.9 million under the Note which consisted of the capitalization into new principal indebtedness of accrued and unpaid interest.

The largest aggregate amount of principal outstanding under the Note since January 1, 2013 was $119.6 million and the total amount of interest payable during fiscal year 2013 was $6.3 million. As of December 31, 2013, the total principal amount outstanding under the Note was $49.5 million. Since January 1, 2013, we cancelled an aggregate $78.0 million in outstanding principal under the Note as payment for the exercise of warrants to purchase 30,000,000 shares of our common stock, as described above.

TRANSACTIONS WITH ALFRED E. MANN

In connection with certain meetings of our Board of Directors and on other occasions when our business necessitated air travel for Mr. Mann and other MannKind employees, we utilized Mr. Mann’s private aircraft, and we paid the charter company that manages the aircraft on behalf of Mr. Mann approximately $82,000 since January 1, 2013 on the basis of the corresponding cost of commercial airfare.

Each of the above related-party transactions were approved by each of the disinterested members of our Board of Directors and by the Audit Committee. We believe that the foregoing transactions were and continue to be in our best interests. Pursuant to our related-person transactions policy, all agreements between us and any of our officers, directors, 5% stockholders, or any of their affiliates, will be entered into only if such agreements are approved by a majority of our disinterested directors or by the Audit Committee and are on terms no less favorable to us than could be obtained from unaffiliated parties.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are MannKind stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to MannKind Corporation, Investor Relations, 28903 North Avenue Paine, Valencia, CA 91355 or contact David Thomson at (661) 775-5300. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker.

ANNUAL REPORT

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013, FILED WITH THE SEC ON MARCH 3, 2014, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: MANNKIND CORPORATION, INVESTOR RELATIONS, 28903 NORTH AVENUE PAINE, VALENCIA, CA 91355.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David Thomson

Vice President, General Counsel and Secretary

Valencia, California 91355

April 11, 2014

MannKind Corporation MannKind Corporation

ANNUAL MEETING OF STOCKHOLDERS OF MANNKIND CORPORATION

Date: May 22, 2014 Time: 10:00 A.M. (Pacific Daylight Time)

Place: MannKind Corporation, 28903 North Avenue Paine, Valencia, California 91355

Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR all nominees in proposal 1 and FOR proposals 2 and 3.

1: To elect the seven nominees named herein as directors to serve for the ensuing year and until their successors are elected; For Withhold Directors Recommend

01 Alfred E. Mann For 02 Hakan S. Edstrom For 03 Ronald J. Consiglio For 04 Michael A. Friedman, MD For 05 Kent Kresa For 06 David H. MacCallum For 07 Henry L. Nordhoff For For Against Abstain For

2: To approve, on an advisory basis, the compensation of the named executive officers of MannKind, as disclosed in MannKind’s proxy statement for the Annual Meeting;

3: To ratify the selection by the Audit Committee For of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of MannKind for its fiscal year ending December 31, 2014.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here Please Date Above Please Sign Here Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of MannKind Corporation to be held on Thursday, May 22, 2014 for Holders as of March 21, 2014

This proxy is being solicited on behalf of the Board of Directors VOTED BY: INTERNET TELEPHONE Call Go To 866-437-3716

www.proxypush.com/mnkd Cast your vote online. OR Use any touch-tone telephone. View Meeting Documents.

Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. MAIL OR

Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form.

Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints David Thomson, Ken Korioth, and Rose Alinaya, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of MannKind Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the MannKind Corporation to be held May 22, 2014 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. All votes must be received by 5:00 P.M., Eastern Daylight Time, May 21, 2014.

PROXY TABULATOR FOR MANNKIND CORPORATION c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT #

Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy — MannKind Corporation

Annual Meeting of Stockholders

May 22, 2014, 10:00 a.m. (Pacific Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David Thomson, Ken Korioth, and Rose Alinaya, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of MannKind Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the MannKind Corporation to be held May 22, 2014 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

The purpose of the Annual Meeting is to take action on the following:

1. To elect the seven nominees named herein as directors to serve for the ensuing year and until their successors are elected;

01 Alfred E. Mann 04 Michael A. Friedman, MD 07 Henry L. Nordhoff

02 Hakan S. Edstrom 05 Kent Kresa

03 Ronald J. Consiglio 06 David H. MacCallum

2. To approve, on an advisory basis, the compensation of the named executive officers of MannKind, as disclosed in MannKind’s proxy statement for the Annual Meeting;

3. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of MannKind for its fiscal year ending December 31, 2014.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

To attend the meeting and vote your shares in person, please mark this box.